Exhibit 23.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Global Energy Group, Inc. Form 10-KSB

Gentlemen:

As independent auditors, we hereby consent to the incorporation of our report and to all references to our firm included in or made as part of Global Energy Group, Inc. 2003 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.

Very truly yours,

/s/ Baumann, Raymondo & Company PA
Baumann, Raymondo & Company, PA
Tampa, Florida
September 27, 2004